JOINT FILERS’ SIGNATURES

Dated: November 21, 2016

Friedman Fleischer & Lowe Capital Partners III, L.P.
By: Friedman Fleischer & Lowe GP III, L.P., its general partner
By: Friedman Fleischer & Lowe GP III, LLC, its general partner
By:	/s/ Spencer C. Fleischer
Name:	Spencer C. Fleischer
Title:	Managing Member

Friedman Fleischer & Lowe Parallel Fund III, L.P.
By: Friedman Fleischer & Lowe GP III, L.P., its general partner
By: Friedman Fleischer & Lowe GP III, LLC, its general partner
By:	/s/ Spencer C. Fleischer
Name:	Spencer C. Fleischer
Title:	Managing Member

FFL Individual Partners III, L.P.
By: Friedman Fleischer & Lowe GP III, L.P., its general partner
By: Friedman Fleischer & Lowe GP III, LLC, its general partner
By:	/s/ Spencer C. Fleischer
Name:	Spencer C. Fleischer
Title:	Managing Member

FFL Executive Partners III, L.P.
By: Friedman Fleischer & Lowe GP III, L.P., its general partner
By: Friedman Fleischer & Lowe GP III, LLC, its general partner
By:	/s/ Spencer C. Fleischer
Name:	Spencer C. Fleischer
Title:	Managing Member

Friedman Fleischer & Lowe GP III, L.P.
By: Friedman Fleischer & Lowe GP III, LLC, its general partner
By:	/s/ Spencer C. Fleischer
Name:	Spencer C. Fleischer
Title:	Managing Member

Friedman Fleischer & Lowe GP III, LLC
By:	/s/ Spencer C. Fleischer
Name:	Spencer C. Fleischer
Title:	Managing Member

/s/Spencer C. Fleischer
Spencer C. Fleischer